SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   February 10, 2005
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                          FIRST MONTAUK FINANCIAL CORP.
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               (Exact name of Registrant as specified in charter)


       New Jersey                   0-6729                    22-1737915
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(State or other jurisdic-        (Commission                 (IRS Employer
 tion of incorporation)          File Number)              Identification No.)

Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, N.J.      07701
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code  (732) 842-4700
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         (Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

        [ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 20.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into Material Definitive Agreements

     First Montauk Financial Corp. ("First Montauk" or "Registrant") has executed a definitive Agreement and Plan of Merger dated February 10, 2005 with Olympic Cascade Financial Corporation. First Montauk had previously announced on Form 8K dated October 12, 2004 that it had entered into a letter of intent to undertake a merger with Olympic Cascade Financial Corporation.

     A copy of the joint press release issue by First Montauk and Olympic dated February 10, 2005 is included as an exhibit to this Form 8-K.

     Pursuant to the Merger Agreement, the Board of Directors of Olympic following the closing will be comprised of seven persons, of which each of Olympic and First Montauk will have three representatives. Mr. Victor Kurylak and Mr. William Kurinsky are expected to be the initial two representatives of First Montauk and the third will be decided upon prior to closing. The initial two representatives of Olympic are Mark Goldwasser and Steven Sands. First Montauk will become a wholly owned subsidiary of Olympic Cascade following the merger.

     In connection with the merger, Olympic Cascade and First Montauk have executed letters of intent with St. Cloud Capital LLC, a Los Angeles based investment firm, to provide approximately $4.0 million of capital to Olympic Cascade and First Montauk. Marshall Geller, a Senior Managing Director of St. Cloud Capital is expected to be named non-executive chairman of a seven person board of directors of Olympic following completion of the merger. The investment by St. Cloud Capital is subject to due diligence investigation, execution of definitive agreements and customary closing conditions.

     The terms include provisions that Mr. Goldwasser and Mr. Kurylak will comprise the Office of the Chief Executive Officer. Mr. Kurylak will serve as the Chief Executive Officer and Mr. Goldwasser will serve as President and Chief Operating Officer. Both will report directly to the Board of Directors. As a condition to closing, Olympic and Messrs Goldwasser and Kurylak will negotiate the definitive terms of their new respective employment agreements.

     Under the terms of the agreement, the shareholders of First Montauk will receive .5055 shares of Olympic Cascade Common Stock for each share of First Montauk Common Stock. Currently, Olympic Cascade has 4,995,878 shares of common stock outstanding and 2,078,465 of common stock issuable upon conversion of its Series A Preferred stock, compared to First Montauk that has 14,698,509 shares of common stock outstanding and 2,588,977 issuable upon conversion of its outstanding Series A and Series B Preferred stock. Additionally, Olympic Cascade will issue equivalent shares of newly created preferred stock to the holders of First Montauk's Series A and Series B Preferred shares, giving effect to the
0.5055 exchange ratio. Assuming the merger is completed, Olympic Cascade will have approximately 15,800,000 shares of common stock assuming conversion of all the then outstanding preferred shares (and excluding other outstanding options, warrants and debentures). The outstanding options and warrants of First Montauk will be exchanged for like securities of Olympic, subject to the exchange ratio.

     In addition, under the terms of the Merger Agreement, Mr. Herbert Kurinsky, the current Chairman of First Montauk, Mr. William Kurinsky, the former Chief
Executive  Officer  of First  Montauk,  Mr.  Victor  K.  Kurylak,  the new Chief
Exectuive Officer of First Montauk and One Clark LLC, an affiliate of Mr. Goldwasser, delivered voting agreements whereby they have agreed to vote their respective shares in favor of the merger.

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     Completion of the  transaction is subject to several  conditions  including usual and customary conditions for transactions of this nature, including shareholder approval, completion of the anticipated financing through St.Cloud (or another party) in an amount of at least $4,000,000 in gross proceeds and completion of regulatory review of the proposed transaction by the NASD. The parties expect to file a joint proxy registration statement with the SEC in April and the parties expect to close the transaction by the end of the second calendar quarter of 2005. Each party has a period of 17 days from the date of Merger Agreement to exercise its right not to proceed with the transaction based upon its continuing due diligence review. As a result of the foregoing conditions, there can be no assurances that the transaction will be completed or if completed, by such date. Regulatory review by the SEC and/or NASD could delay the anticipated closing date. If the transaction is not consummated by August 31, 2005, the parties have the option not to proceed.

     The foregoing description of the merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the Company's press release announcing the proposed Merger.

     This material is not a substitute for the proxy statement/prospectus that the Company will file with the Securities and Exchange Commission. Investors are urged to read the document when it is available because it will contain important information, including detailed risk factors. The proxy statement/prospectus with other important documents to be filed by the Company will be available free of charge at the SEC's website, www.sec.gov or from the Company. The Company's directors and certain other executive officers may be considered participants in the solicitation of proxies in connection with the Merger. Information concerning the Company's directors and executive officers can be found in the documents filed by the Company with the SEC. Certain directors and executive officers of the Company may have direct or indirect interest in the Merger. Additional information about the participants will be contained in the proxy statement/prospectus.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

            Exhibit No.           Description of Document

            10.1 Agreement and Plan of Merger dated as of February 10, 2005 by and among First Montauk Financial Corp., Olympic Cascade Financial Corp. and FMFC Acquisition Corporation, together with Forms of Exhibits.

            99.1                  Press Release dated February 10, 2005




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2005                   First Montauk Financial Corp.
                                           (Registrant)


                                           By:/s/ Victor K. Kurylak
                                              ---------------------------------
                                              Victor K. Kurylak, Chief Executive
                                              Officer and President


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